YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2026

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

VINE HILL CAPITAL INVESTMENT CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **https://www.cstproxy.com/vinehillcapital/2026**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VINE HILL CAPITAL INVESTMENT CORP.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated , 2026, in connection with the Extraordinary General Meeting of stockholders (the “Extraordinary General Meeting”) of Vine Hill Capital Investment Corp. (the “Company”) to be held at a.m. Eastern Time on , 2026, via a virtual meeting at **https://www.cstproxy.com/vinehillcapital/2026**, and hereby appoints Nicholas Petruska, the Chief Executive Officer of the Company, and Daniel Zlotnitsky, the Chief Financial Officer of the Company, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Continued and to be marked, dated and signed on the other side)

2026

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Stockholders of Vine Hill Capital Investment Corp. to be held on , 2026

To view the Proxy Statement and to Attend the Extraordinary General Meeting, please go to: https://www.cstproxy.com/vinehillcapital/2026

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Please mark your votes like this X

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, (i) the Business Combination Agreement, dated as of September 8, 2025, attached to the accompanying proxy statement/prospectus as ***Annex A*** (as it may be amended, restated, supplemented and/or otherwise modified from time to time, the "**Business Combination Agreement**"), by and among Vine Hill, CoinShares International Limited, a public company limited by shares organized under the laws of Jersey ("**CoinShares**"), Odysseus Holdings Limited, a private company limited by shares organized under the laws of Jersey ("**Holdco**") and Odysseus (Cayman) Limited, a Cayman Islands exempted company ("**SPAC Merger Sub**"), pursuant to which (a) subject to the approval of Vine Hill's shareholders, among other things, Vine Hill will merge with and into SPAC Merger Sub, with SPAC Merger Sub being the surviving entity as a direct, wholly-owned subsidiary of Holdco and (i) with each Vine Hill shareholder receiving one no par value ordinary share of Holdco (each, a "**Holdco Ordinary Share**"), for each Class A ordinary share of Vine Hill, par value $0.0001 per share (each, a "**Vine Hill Class A Share**"), held by it (after giving effect to the conversion of each Class B ordinary share of Vine Hill, par value $0.0001 per share (each, a "**Vine Hill Class B Share**" and together with the Vine Hill Class A Shares, the "**Vine Hill Ordinary Shares**") into one Vine Hill Class A Share and the separation of the units sold in Vine Hill's initial public offering (the "**Vine Hill IPO**" and such units, the "**Vine Hill Units**"), each such Vine Hill Unit consisting of one Vine Hill Class A Share and one-half of one warrant to purchase one Vine Hill Class A Share (each such warrant, a "**Vine Hill Public Warrant**") into the Vine Hill Class A Shares and Vine Hill Public Warrants underlying such Vine Hill Units) and (ii) each Vine Hill Public Warrant outstanding immediately prior to the effectiveness of the SPAC Merger (as defined below) being converted into the right to receive one warrant of Holdco (each, a "**Holdco Warrant**"), with Holdco assuming Vine Hill's obligations under the existing warrant agreement (the "**SPAC Merger**"), (b) subject to the approval of Vine Hill and CoinShares Shareholders, among other things, SPAC Merger Sub will acquire CoinShares, with such acquisition being effected by the exchange of all issued and outstanding ordinary shares of CoinShares, par value ?0.000495 per share (the "**CoinShares Shares**"), for Holdco Ordinary Shares by way of a court sanctioned scheme of arrangement under Jersey law (the "**Scheme of Arrangement**" and, together with the SPAC Merger, the "**Mergers**" and, together with the other transactions contemplated by the Business Combination Agreement, the "**Business Combination**"), pursuant to which CoinShares will become a direct, wholly-owned subsidiary of SPAC Merger Sub and (c) after the Mergers, SPAC Merger Sub will distribute any remaining cash (after giving effect to valid redemption elections of its public shareholders) in Vine Hill's trust account held for its public shareholders (the "**Trust Account**") to Holdco and will be liquidated and (ii) the Business Combination. As a result of the Business Combination, SPAC Merger Sub and CoinShares will become wholly-owned subsidiaries of Holdco and Holdco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable law. We refer to this proposal as the "**Business Combination Proposal**."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The SPAC Merger Proposal — To consider and vote upon a proposal to authorize and approve, by special resolution, (i) the SPAC Merger and (ii) the plan of merger (the "**Plan of Merger**") to be adopted in connection with the SPAC Merger, substantially in the form attached to the accompanying proxy statement/prospectus as ***Annex B***. We refer to this proposal as the "**SPAC Merger Proposal**."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Organizational Document Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the Amended and Restated Memorandum and Articles of Association of Holdco (the "**Proposed Holdco Memorandum and Articles of Association**") in connection with the Business Combination. We refer to this proposal as the "**Organizational Document Proposal**" and, together with the Business Combination Proposal and the SPAC Merger Proposal, the "**Condition Precedent Proposals**." The form of the Proposed Holdco Memorandum and Articles of Association is attached to the accompanying proxy statement/prospectus as ***Annex C***.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Advisory Organizational Document Proposals — To consider and vote upon the following four separate proposals (collectively, the "**Advisory Organizational Document Proposals**") to approve, on an advisory non-binding basis and as required by the applicable U.S. Securities and Exchange Commission ("**SEC**") guidance, by ordinary resolution, each of the following material differences between the Vine Hill Memorandum and Articles of Association and the Proposed Holdco Memorandum and Articles of Association:

- ***Advisory Organizational Document Proposal 4A*** — The Proposed Holdco Memorandum and Articles of Association will not include a provision governing amendments thereto, and, as a result, amendments will be governed by the Jersey Companies Law;

  FOR ☐ AGAINST ☐ ABSTAIN ☐

- ***Advisory Organizational Document Proposal 4B*** — The Proposed Holdco Memorandum and Articles of Association will provide that the minimum number of directors will be three and the maximum number of directors will be ten, subject to amendment by a special resolution, passed by the affirmative vote of holders of not less than sixty-seven percent (67%) of the votes cast by shareholders voting in person or by proxy, at a general meeting of Holdco;

  FOR ☐ AGAINST ☐ ABSTAIN ☐

- ***Advisory Organizational Document Proposal 4C*** — The Proposed Holdco Memorandum and Articles of Association will provide that directors may be elected (either to fill a vacancy or as an addition to any existing directors) or removed from office by a special resolution, passed by the affirmative vote of holders of not less than sixty-seven percent (67%) of the votes cast by shareholders voting in person or by proxy, at a general meeting of Holdco; and

  FOR ☐ AGAINST ☐ ABSTAIN ☐

- ***Advisory Organizational Document Proposal 4D*** — The Proposed Holdco Memorandum and Articles of Association will not include certain provisions applicable only to blank check companies that will no longer be applicable upon consummation of the Business Combination.

  FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The NTA Proposal — To consider and vote upon a proposal, by special resolution, to amend certain provisions of the Vine Hill Memorandum and Articles of Association, which amendments (the "**NTA Amendments**") shall remove from the Vine Hill Memorandum and Articles of Association requirements limiting Vine Hill's ability to redeem Vine Hill Public Shares and consummate an initial business combination if the amount of such redemptions would cause Vine Hill to have less than $5,000,001 in net tangible assets. The NTA Proposal is conditioned upon the approval of the Condition Precedent Proposals. Therefore, if the Condition Precedent Proposals are not approved, then the NTA Proposal will have no effect, even if approved by Vine Hill's shareholders. We refer to this proposal as the "**NTA Proposal**."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The Adjournment Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary or desirable:

FOR ☐ AGAINST ☐ ABSTAIN ☐

(i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting; (ii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Vine Hill has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by its shareholders prior to the Extraordinary General Meeting; (iii) to seek reversals of redemption requests if Vine Hill Public Shareholders have elected to redeem an amount of Vine Hill Public Shares such that Vine Hill would have less than $5,000,001 in net tangible assets; or (iv) to engage with investors. We refer to this proposal as the "**Adjournment Proposal**," and, collectively with the Condition Precedent Proposals, the Advisory Organizational Document Proposals and the NTA Proposal, the "**Shareholder Proposals**."

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________**2026.**

Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.